UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois		60106
(Address of principal executive offices)		(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective November 18, 2019, Rubicon Technology, Inc.’s (the “Company”) Board of Directors appointed Mathew Rich as the Company's Chief Financial Officer. From August 15, 2019 to November 15, 2019, Mr. Rich was a financial consultant to the Company.

Prior to August 2019, Mr. Rich, age 46, had been a regional strategy lead for Cargill Inc.’s food ingredients segment. From 2007 until 2016, Mr. Rich held various roles of increasing responsibility across Unilever’s North American foods businesses. Prior to that, Mr. Rich served in various capacities with Abbott Laboratories and The Procter & Gamble Co. Mr. Rich has an MBA from the University of Chicago Booth School of Business and is registered as a Certified Public Accountant.

Mr. Rich has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he was selected as the Chief Financial Officer of the Company. In addition, there are no transactions directly or indirectly involving Mr. Rich that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Mr. Rich will be paid an annual base salary of $165,000. Mr. Rich also has objective performance bonuses related to the filing of (i) each Report on Form 10-Q and (ii) the Report on Form 10-K, of $5,000 and $10,000, respectively. Mr. Rich will also be entitled to participate in the Company’s (i) annual bonus, (ii) incentive compensation, (iii) retirement and (iv) other benefit, plans or programs as may be in effect or adopted by the Company from time to time.

The Company granted Mr. Rich 9,000 restricted stock units under the Company’s 2016 Stock Incentive Plan (the “Plan”), which vest in the amounts set forth below on the first date the 15-trading day average closing price of the Company’s common stock equals or exceeds the corresponding target price for the common stock (listed below) before November 18, 2022.

Number of Restricted Stock Units	Target Price
3,000	$11.00
3,000	$12.50
3,000	$14.00

The number of restricted stock units and corresponding target price are subject to adjustment for any stock split, combination or similar event.

The restricted stock units will also vest immediately if any of the following events occurs before November 18, 2022: (i) the Company announces its intent to de-register its common stock, or (ii) the Company commences a self-tender for not less than 33% of its shares at a price greater than or equal to the 15-day Average Price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: November 18, 2019	By:	/s/ Timothy E. Brog
	Name: Title:	Timothy E. Brog Chief Executive Officer

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